Exhibit 99(c)(2)

PROJECT ADDENDUM

This Project Addendum (“Project Addendum”) made this 30th day of September 2004 (the “Effective Date”) is by and between BioVest International, Inc., with its principal executive offices located at 8500 Evergreen Boulevard, Minneapolis, Minnesota 55433 (“Sponsor”), and PPD Development, LP with its principal executive offices located at 3151 17th Street Extension, Wilmington, North Carolina 28412 (“PPD”).

WHEREAS, PPD and Sponsor entered into a certain Master Services Agreement (“Agreement”) dated             ; and

WHEREAS, pursuant to Section 1 of the Agreement, the parties now wish to enter into this Project Addendum for the purposes of setting forth the responsibilities and obligations of the parties in regards to conducting a certain clinical research program entitled Randomized Trial of Patient-Specific Vaccination with Conjugated Follicular Lymphoma-Derived Idiotype with Local GM-CSF in First Complete Remission (“Study”) under Sponsor’s protocol #             (“Protocol”), which Protocol is incorporated herein by reference.

NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Services.

PPD shall perform those certain services set forth in Exhibit A attached hereto and further described in the Protocol (“Services”). Such Services will be performed in accordance with the proposal submitted by PPD on April 15, 2004, which proposal is incorporated by reference herein.

2. Compensation and Payment.

2.1 - Compensation - For its performance of Services under this Project Addendum, PPD shall receive a total sum anticipated not to exceed $4,606,261. $3,560,045 shall be fixed direct costs, and of which $1,046,216 shall be handled as indirect reimbursable costs. Should a change in any of the key Study parameters, e.g., number of sites, number of patients, number of CRF pages, number of statistical tables or listings, study timeline or protocol design result in an increase or decrease in the Study budget, such financial implications will be summarized in writing and approved by Sponsor.

The indirect reimbursable costs are estimated and may vary as circumstances require.

Project Addendum

2.2 - Payment - Payment for the fixed direct costs and indirect reimbursable costs will be made according to the Payment Schedule set forth in Exhibit B attached hereto.

2.3 – Payments to PPD shall be made to:

PPD Development, LP

12937 Collections Center Drive

Chicago, Illinois 60693

Tax ID# 22-2734293

or if wired: Bank of America

 Acct #: 000696217456

 ABA: 026009593

 Acct Name: PPD Development, LP

3. Standard Operating Procedure

PPD shall conduct the Study according to PPD’s Standard Operating Procedures (“SOPs”). These SOPs are subject to revision by PPD in which case PPD shall notify Sponsor of revision. If any such SOP revision can be reasonably expected to affect the budget or timelines for the Study, PPD shall submit to Sponsor revised cost estimates or timelines for the relevant Services which will become a part of this Agreement upon written approval by Sponsor. The current SOPs for conducting and monitoring clinical trials are available for review upon request by Sponsor.

Upon mutual agreement in writing, the parties may conduct the Study under Sponsor’s standard operating procedures. In such case, Sponsor shall provide prompt and reasonable training to any PPD personnel subject to such SOPs at Sponsor’s expense.

4. Term and Termination.

The term of this Project Addendum shall commence on the Effective Date and end upon the completion of Services unless otherwise terminated in accordance with the Agreement.

5. Incorporation by Reference/Conflict of Terms.

The terms and conditions of this Project Addendum and Exhibits hereto are hereby incorporated into and made a part of the Agreement. To the extent any terms contained in an Exhibit hereto conflict with this Project Addendum, the terms of this Project Addendum shall control. In the event of any inconsistency between the Agreement, the Project Addendum and the Protocol, the terms of the Protocol shall govern first, followed by the Project Addendum and then by the Agreement unless otherwise specified.

Project Addendum

6. Modifications.

Any changes to this Project Addendum or its Exhibits shall be documented by written Amendments upon approval by both parties and shall be attached hereto.

7. Notices.

Each Party represents that its respective contact person set forth below shall have the authority to make all executive decisions regarding this contract. Any notice required or permitted to be given hereunder by either party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or by fax or five (5) days after the date postmarked if sent by registered or certified U.S. mail, return receipt requested, postage prepaid to the following address:

If to PPD:	PPD Development, LP
3151 17th Street Extension
Wilmington, North Carolina 28412
Attention: CEO
Tel: (910) 251-0081
Fax: (910) 762-5820

If to Sponsor:	BioVest International, Inc.,
8500 Evergreen Boulevard
Minneapolis, Minnesota 55433
Attn:
Tel:
Fax:

8. Counterparts and Facsimiles.

This Project Addendum may be executed in counterparts and the counterparts, together, shall constitute a single agreement. A facsimile transmission of this signed Agreement bearing a signature on behalf of a party shall be legal and binding on such party.

[NEXT PAGE IS SIGNATURE PAGE]

Project Addendum

IN WITNESS WHEREOF, this Project Addendum has been executed and delivered by the parties hereto by their duly authorized officers as of the date first above written.

PPD Development, LP	BioVest International, Inc.
By: PPD GP, LLC
Its General Partner

By:	By:
Name:	Name:	Stephane Allard, MD
Title:	Title:	Chief Executive Officer

Date:	Date:

By:

	Name:	James McNulty

	Title:	Chief Financial Officer

Date:

EXHIBIT A

SERVICES

PPD has thoroughly reviewed the RFP and subsequent information received from BioVest. The following aspects of the trial are considered critical to the successful completion of this project.

Site Selection – As previously stated, seven sites are actively enrolling subjects. It has been assumed that a total of 540 subjects will need to be enrolled in order to randomize 375 subjects. To achieve this goal, PPD will recruit an additional 18 sites to participate. A partial list of additional sites has been received from BioVest. PPD will seek to identify sites from both the community and institutional setting. It is anticipated that 80% of identified sites will utilize a local institutional review board. It is crucial for sites with the ability to utilize a central IRB be identified within two months of study start to ensure continued enrollment during the start-up period for the institutional sites. Institutional start-up is typically 4-8 months.

Patient Enrollment – PPD will, through regular investigator communication, seek to identify and classify any factors which may impact enrollment. One factor limiting enrollment currently is the exclusion of patient receiving maintenance therapy with monoclonal antibodies such as Rituximab. While data available on Rituximab usage has been limited, the usage of Rituximab as both a single agent with and without chemotherapy in front-line settings appears to be on the rise.

A limited number of active sites have also impacted the enrollment rate on the study to this point. PPD suggests increasing the number of active sites from seven to as many as thirty. This should increase the enrollment rate and allow for the timely inclusion of the desired number of patients.

Site Contract Negotiation/Budgets – BioVest has retained responsibility for review and approval of all investigator contracts and budgets. PPD will assist BioVest with the facilitation of negotiations by contacting the sites regularly to obtain updates on the status of contract review, which will be forwarded to BioVest on a weekly basis. BioVest has pre-determined the range for investigator reimbursements per patient. In addition, BioVest will consider reimbursing active sites for patients previously enrolled. PPD recommends standardizing a reimbursement schedule for all active sites. Reimbursement will lead to good site relations and could also have a positive impact on enrollment.

Vendor Management – BioVest has requested PPD to manage The EMMES Corporation. PPD proposes that BioVest retain EMMES as the vendor responsible for data management services and the EDC system. For the successful completion of enrollment, it is imperative that BioVest approve vendor agreements within 45 days of acceptance of the proposal. PPD will not be responsible for study delays related to the failure to reach final agreements with the vendors.

Protocol/Amendment Timelines – This revised proposal is based on the assumption the protocol will be amended to allow PPD to move forward within 30 days of study acceptance. The finalization of this amendment is imperative for the timely submission of the study for both the newly identified institutional sites and those utilizing a central IRB.

Project Implementation

Study Start-up

PPD believes there is great value in conducting a formal kick-off meeting at the start of all projects. This meeting should be facilitated by an unbiased party who will not be directly involved with the project. PPD has personnel that specialize in leading these types of meetings and would be happy to provide a facilitator. Alternatively, PPD has access to independent meeting facilitators and can provide other names for consideration.

The purpose of this meeting will be to establish clear communication pathways, expectations and to define roles and responsibilities for all groups involved in this study. At a minimum, specific output from this meeting will include the items listed below:

•	Team lists containing contact information for all key personnel from each organization along with their primary responsibilities.

•	Designation of primary contacts from each organization. A clear escalation pathway to be followed in the event that additional follow-up or oversight is needed should also be defined.

•	Outline of a communication plan to include the frequency of face-to-face meetings and teleconferences (see “PPD/BioVest communication plan” below).

•	Determination of frequency and type of study status reports to be generated by PPD. (i.e. study start-up reports, enrollment reports, etc.)

•	Generation of a list of action items and “next steps” along with target completion dates.

•	Potential items on such a list may include:

•	Develop CRF completion guidelines

•	Train team members on study protocol and data validation plan (i.e. review electronic edit checks)

•	Develop monitoring visit report guidelines or templates

Site Qualification and Initiation

Of the 18 additional sites that will be recruited, PPD has assumed that approximately four of those sites will have worked with either PPD or BioVest within the past 12 months and will be granted a Qualification visit waiver. Therefore, PPD has included a total of 14 qualification visits in its proposal.

PPD will conduct a complete initiation visit at all newly recruited sites. PPD will also conduct an abbreviated initiation visit by reviewing the protocol and study related procedures with each of the active sites (seven) during the first interim monitoring visit.

The following areas will be reviewed with site personnel during this visit:

•	Background information, including the Investigator Brochure for the study drug/device and/or the product package insert(s)

•	Protocol, study procedures and associated forms

•	Interim monitoring visit schedule

•	Regulatory requirements

•	Planned enrollment rates, initiation dates and completion dates

•	CRF and source documentation

•	CRF completion instructions

•	Adverse event reporting

•	Study drug accountability

•	Any other defined areas appropriate to the study protocol.

Training of all relevant site personnel will occur at this visit, and on an ongoing basis throughout the trial. BioVest agrees that training shall be the primary responsibility of PPD.

One initiation visit to each site will be conducted. Trip reports will be prepared after each visit and sent to BioVest in an agreed to timeframe.

Regulatory Document Collection

PPD will be responsible for collecting all required regulatory documents from all newly recruited sites. Because of the difference in requirements when conducting a study under the NCI, it will also be necessary for PPD to collect all regulatory documents from the seven active sites.

PPD will collect, review and approve all regulatory documents required under the appropriate local regulations for each participating investigator. Critical documents for each site will include the following:

•	Protocol agreement page

•	IRB/IEC or equivalent approval letter together with a list of IRB/IEC or equivalent members

•	Copy of the IRB/IEC or equivalent approved informed consent form to be used in the study

•	Signed FDA Form 1572 if study is to be conducted under an IND

•	Curriculum vitae for the principal and sub-investigators

•	Laboratory certification and normal values

•	Signed protocol and all applicable amendment

•	Evidence of appropriate regulatory approvals

PPD/BioVest Communication Plan

PPD believes that a strong communication plan is vital to the success of any project. The PPD Project Manager will work closely with BioVest to formalize a Communication Plan that will ensure open, honest, and timely communications. At a minimum, PPD recommends the following:

•	Weekly teleconferences between BioVest and PPD during startup and initial enrollment period to discuss key project issues. These meetings can be kept weekly or move to a less frequent schedule at BioVest’s request.

•	Weekly internal teleconferences between PPD Project Management and the CRAs. These meetings will allow updates from the field as well as allow the Project Manager to give directives to the CRAs.

•	Weekly project updates will be provided by the Project Manager to address key study metrics, i.e., screening, enrollment, CRF retrieval, query management, as well as any additional pertinent information around study conduct. These are brief summary reports sent via e-mail. These reports may be provided less frequently, if desired, by BioVest.

•	Formal monthly status reports will be provided by the Project Manager to give a detailed look at all study progress. This report will be customized following discussion with BioVest.

PPD believes it is critical that the PPD Project Manager and his/her counterpart at BioVest maintain an open dialogue on study conduct. PPD’s Project Manager will be accessible via e-mail and phone during the course of the trial and available to complete all study tasks based on the labor allocated as indicated in this proposal.

Enrollment, Treatment and Follow-Up

PPD will conduct interim monitoring visits every six months at each of the sites and will spend two and one half days on-site. This equates to seven visits per site or 175 visits. Interim monitoring visits will begin immediately at the seven active enrolling sites. Because the status at the sites is unknown, PPD anticipates that the time on-site may need to be extended during the first several visits.

Between monitoring visits, PPD will contact sites regularly via the phone to obtain enrollment information, encourage enrollment, answer study-related questions, assist with completion of forms and resolve queries.

Closeout Visits

As the study approaches its final stages, PPD managers and CRAs will track all patient visits and will plan efficient, targeted monitoring visits based on this data. A plan of action will be devised and executed to complete all query resolution within the proposed timeline for database lock. In addition to cleaning the final patient data, PPD CRAs will review site regulatory binders and drug accountability records to ensure that the site is ready for study closure.

Project Closure

At the end of the study, all study documents belonging to BioVest, and those of potential interest during regulatory inspections, will be returned to BioVest at BioVest’s expense. PPD will retain all documents related to its business needs for proof of conduct of the project.

TEST ARTICLE MANAGEMENT

Study Drug Management

A Clinical Supplies Project Manager will be assigned to this study. Their primary responsibility is to manage the designee (hereafter contractor) who will actually perform the clinical supply services. Management of the contractor includes designing secondary packaging and labeling when required, planning and monitoring distribution to each site, defining and monitoring timelines for each task, and resolving all issues on clinical supplies that may present themselves during the course of the study. A monthly distribution report will be provided to BioVest.

Planning and monitoring the distribution process includes the collection of required documents prior to study start up. The Material Safety Data Sheet (MSDS), the Certificate of Analysis (C of A) and documentation of the expiry dates for each lot number is required prior to the contractor receiving study drug. The regulatory authorization to ship study drug must be received prior to the initial shipment to each investigational site. Documents to confirm shipments from the contractor and confirm receipt at each investigational site will be collected. Tracking of the actual packages is also performed when required. In addition, monitoring the inventory levels and expiry dates of all products at the contractor’s facility will also be performed. All clinical supply documents are managed and maintained by Clinical Supply staff until the end of the study.

Services by the Contractor

PPD uses contractors who are DEA registered, have limited-access/secure facilities and follow GMP guidelines.

The contractor, will receive, store, distribute and destroy all study drugs on behalf of BioVest.

Receipt & Distribution

The contractor will receive three shipments each of pre-packaged, pre-labeled, distribution ready KLH (for control) and GM-CSF patient kits. The contractor will also receive 250 shipments of pre-packaged pre-labeled, distribution ready Id-KLH patient kits.

Study drugs for approximately 375 patients will be distributed to 25 U.S. sites under refrigerated and frozen temperature conditions. Thirteen shipments each of Id-KLH and GM-CSF to each site are anticipated. The total number of expected shipments for this study is 728. A monthly distribution report will be provided to BioVest.

Storage

Storage costs are based on 300 cubic feet (three pallets) of refrigerated space and 300 cubic feet (three pallets) of frozen space for a maximum period of 44 months.

Labeling & Packaging

The contractor will purchase the label supplies and print the investigational labels for this study. These pre-printed labels will then be sent to BioVest where BioVest will label the individual vials.

Ancillary Supplies

Cost for any ancillary supplies that may be required to be included with the study drug has not been included in this proposal. Items may be added with an amendment to this proposal.

Returned Product from the Sites

The sites are expected to return the used and unused study drug to the contractor’s facility where it will be stored. Four returns from each site are anticipated, for 100 returns. The cost for returns is based on receipt of product at the contractor’s facility. The contractor will perform accountability to the vial level. The contractor will destroy all unused product.

Freight

A courier using priority overnight will make all shipments. This method guarantees overnight delivery for all domestic shipments. Freight charges have not been included in this proposal due to weight and box size variations for each shipment. Those costs will be invoiced as pass-through charges directly to BioVest.

Project Team

The direct fee budgets reflect primary labor allocation of:

PPD Staff Category	FTEs
Project Manager	1.0 FTE for 12 months; .50 FTE thereafter
CRA	0.5 SCRA and 1.0 CRE for the duration

PPD will allocate clinical team members on a full time basis where possible. This allows the Clinical team to focus on the specific needs of one customer, protocol and the investigators for the study. This approach has many advantages, alleviating the spread across multiple projects, and ensuring that the team is dedicated to the success of the specific study. A detailed Project Team overview is included below.

Lee King, M.A.Ed. Associate Director of Hematology and Oncology received his Bachelor of Arts in Education from The University of North Carolina at Wilmington and subsequently, received his Masters in Education from East Carolina University in Greenville, North Carolina. He has over six years of clinical research. Lee has managed/monitored numerous domestic and global multi-center trials in both Hematology and Oncology covering Phases I-III along with patient registries and investigator held IND studies. As an associate director, he provides direct oversight of a number of oncology studies across various locations. Lee’s oncology experience includes: Breast, Pancreatic, Non-Small Cell Lung in solid tumors along with Non-Hodgkin’s Lymphoma and Chemotherapy Induced Anemia.

Vance Oertel, M.S. Project Manager of Hematology and Oncology received his Bachelor of Science from James Madison University. He subsequently received his Masters of Science in Anatomy and Physiology from the University of North Carolina at Wilmington. He has over five years of clinical research experience. Vance has managed/monitored numerous domestic and global multi-center trials in both Hematology and Oncology covering Phases I-III along with patient registries. He has strong full development experience from numerous protocols. As a Project Manager, he provides oversight of oncology studies to include communication with all in house departments and contracted services. Vance’s oncology experience includes: metastatic breast, non-small cell lung, head and neck, liver, prostate and AIN. His therapy experience includes: chemotherapy, combination chemotherapy, gene therapy and vaccination therapy.

The team chart is shown below

PPD is committed to recruiting and retaining a high caliber of qualified staff and providing them with the necessary continuous education to perform at a high standard of competency.

Within Clinical Operations/Project Management, regular induction courses are conducted for newly hired Project Managers, Clinical Research Associates and project administrative support staff. These courses are focused on the specific knowledge and competencies required by each position.

CRAs also receive “field” training through co-monitoring visits, where they accompany, or are accompanied by, experienced senior monitors.

All training activities are recorded under the supervision of a “Training Mentor” appointed at each PPD office. The local training mentor also ensures the new employees receive support from other experienced colleagues with local and therapeutic knowledge.

PPD has demonstrated its commitment to professional education by providing courses to many pharmaceutical industry professionals and by actively supporting the Association of Clinical Research Professionals (ACRP), which provides a CRA Certification Program.

PPD’s overall project timeline is shown below:

The project timeline is detailed in the table below.

Activity	Duration*	Dates
Study Awarded	—	1/2/04
Recruitment of Additional Sites	6.0 Months	1/2/04 – 8/31/04
Enrollment Continuation	18.0 Months	4/1/04 – 11/28/05
Patient Participation Period
Chemotherapy Period	6.0 Months	1/2/04 – 2/28/06
Immune Recovery	9.0 Months	7/1/04 – 11/30/06
Vaccine Administration	6.0 Months	4/1/05 – 5/30/07
Database Lock	2.0 Months	3/30/07 – 8/31/07
Final Statistical Analysis[1]	1.0 Month	6/1/07 – 9/30/07
Draft Integrated Clinical/Statistical Report[2]	1.0 Month	7/1/07 – 11/1/07
Total PPD Commitment	43.0 MONTHS	1/2/04 – 11/1/07

[1]	Initial delivery of unblinded TLFs will be 4 weeks after database lock (June 30, 2007). If there are no comments on this delivery, it will be considered the final delivery. An additional (third) set of TLFs is allowed for, if requested. Timeline for incorporation of minimal client comments for this third set of TLFs is typically two weeks after receipt of comments.
[2]	Reflects one month from final analysis to delivery of draft study report. Delivery of final study report will be 2 weeks from receipt of sponsor comments on draft report. Also reflects and estimate of two weeks for sponsor comments on draft report and two weeks for PPD to complete Final Report.

PROJECT SPECIFICATIONS AND ASSUMPTIONS

Should any considerations, assumptions or specifications change, PPD will liaise with Biovest to identify the impact to costs and/or timelines.

Patients	165 currently enrolled; 375 additional to enroll
Participating Sites	7 currently participating;18 additional to initiate
Enrollment Period	18 months
Average Number of Patients Randomized per site per month*	.83 patients per site per month
Maximum Duration of Patient Participation	21 months
Clinical Trial Agreement (CTAs)**	All 25 sites will need CTA with BioVest
Local IRB/EC Submission(s)	14
Central IRB/EC Submission(s)	4
Number of Sites Identified	8 identified by BioVest; PPD to identify 15
Number of Pre-study evaluation visits	14
Number of Initiation Visits	25
Number of Sites Maintained	25
Interim Monitoring Frequency	Q 24 weeks
Total Number of Interim Visits / Number per site	175 total visits / 7 per site
Average time on site per monitoring visit	20.0 hours
Number of Close-Out Visits	25
% Source Data Verification	100%
Number of QA Site Audits	3
Anticipated Number of SAEs	375

*	PPD regards patient enrollment as fundamental to a successful study, but also recognizes that factors outside its control can impact on the rate of enrollment. On this basis, PPD commits to employing all reasonable efforts to meet or exceed enrollment expectations but cannot offer contractual guarantees on enrollment.

**	PPD has prepared timeline and resource projections on the assumption that PPD’s standard Clinical Trial Agreement templates will be utilized. Historical experience indicates that deviations from these templates can extend the site start-up process considerably. If alterations are required to standard Clinical Trial Agreement templates involving negotiations with trusts/investigators, additional review cycles and/or translations/back-translations, PPD will work with Biovest to identify the workload impact. Should this lead to extensions in the total study timelines, or additional labor requirements a revised study budget will be required to account for such.

PPD has assumed the study will be conducted under PPD’s Standard Operating Procedures (SOP) unless otherwise directed by Biovest. If Biovest’s SOPs are to be utilized, Biovest will assume responsibility for providing PPD staff with appropriate training on required SOPs.

Medical/Safety

Services Required	24-hour Medical and SAE coverage, SAE processing with Medical Review, Safety Database entry, Narratives
Anticipated Number of SAEs	TBD ($1648 per SAE)
SAE Rate (%)	100%

The following PPD Medical Affairs/ Pharmacovigilance (MA/PVG) services and costs are based on the information available to date. PPD has assumed additional discussions may be required to finalize the specific activities needed for this project.

MA/PVG will provide 24-hour coverage for a Physician to consult with investigator sites and project team members on SAE and non-SAE related questions.

MA/PVG WILL SET-UP AND MAINTAIN A 24-HOUR HOTLINE, INCLUDING AFTER HOUR AND HOLIDAY COVERAGE, FOR SAE COVERAGE.

THE MA/PVG MEDICAL MONITOR WILL BE RESPONSIBLE FOR THE FOLLOWING ACTIVITIES:

•	PROTOCOL REVIEW
•	PARTICIPATE IN PROJECT SPECIFIC TEAM TRAINING
•	PARTICIPATE IN CLIENT TELECONFERENCES
•	PARTICIPATE IN PROJECT TEAM CONFERENCES
•	24-HOUR AVAILABILITY FOR INVESTIGATOR SITES, CLIENT, AND PROJECT TEAM CORRESPONDENCE ON SAFETY ISSUES
•	SAE Review

Project set-up is performed irrespective of the number of SAEs predicted and must be regarded as a fixed cost based on reasonable assumptions.

Project set-up includes:

•	Protocol review

•	Set-up of SAE and Medical Management Plan

•	Project specific training

•	File set-up

The monthly management/administration fee is also a fixed cost and is payable from study start date until completion of the study.

Monthly Management/Administration tasks include:

•	Team meetings

•	Client meetings

•	Client communications unrelated to a specific SAE

PPD’s MA/PVG GROUP WILL BE RESPONSIBLE FOR MAINTAINING AN SAE DATABASE USING SAFETY DATABASE SOFTWARE. COSTS ASSOCIATED WITH THE SAFETY DATABASE SOFTWARE INCLUDE SET-UP AND MAINTENANCE ACTIVITIES FOR THE TIMELINE PRESENTED IN THIS PROPOSAL. AN EXTENSION IN THE TIMELINE COULD RESULT IN ADDITIONAL MAINTENANCE CHARGES.

INVESTIGATOR SITES WILL REPORT SERIOUS ADVERSE EVENTS (SAES) TO PPD’S MA/PVG GROUP. PPD WILL NOTIFY BIOVEST AND MEDICALLY REVIEW THE SAES WITHIN ONE

BUSINESS OF THE RECEIPT OF THE SAE REPORT. THE MA/PVG GROUP WILL OBTAIN REQUESTED SAE FOLLOW-UP INFORMATION FROM INVESTIGATOR SITES, AND WILL WORK IN CONCERT WITH THE CLINICAL PROJECT TEAM TO RESOLVE SAE RELATED QUERIES PRIOR TO THE FINAL CLINICAL DATABASE LOCK.

A PPD PHYSICIAN WILL BE RESPONSIBLE FOR MEDICAL REVIEW OF SAES AND CONSULTING WITH INVESTIGATOR SITES AND PROJECT TEAM MEMBERS. PPD WILL CONSULT WITH BIOVEST ON PATIENT SAFETY AND CAUSALITY ISSUES AND PROVIDE A PRELIMINARY STATEMENT OF CAUSALITY; HOWEVER, BIOVEST WILL BE RESPONSIBLE FOR PROVIDING THE FINAL CAUSALITY/REPORTABILITY ASSESSMENT.

EACH SAE WILL BE BILLED ON A PER EVENT BASIS. PREGNANCY EVENTS WILL BE CONSIDERED AS SAES AND TREATED AS SUCH UNLESS DIRECTED OTHERWISE BY BIOVEST. SAE’S WHICH ARE REPORTED TO PPD, PROCESSED, REVIEWED BY A PPD PHYSICIAN, AND SUBSEQUENTLY DOWNGRADED TO “NOT SERIOUS” WILL BE INCLUDED IN THE TOTAL NUMBER OF SAES.

SAE PROCESSING INCLUDES:

•	RECEIPT AND PROCESSING OF INITIAL AND ALL FOLLOW-UP DATA RELATED TO SAE

•	MEDICAL MONITOR REVIEW OF SAE

•	MEDICAL MONITOR PRELIMINARY CAUSALITY ASSESSMENT

•	SAE NARRATIVE (CIOMS 1 FORMAT IN SAFETY DATABASE)

•	ENTRY, CODING AND QC OF SAFETY DATABASE (SAFETY DATABASE ENTRY DOES NOT INCLUDE THE ENTRY OF CONCOMITANT MEDICATIONS OR LAB DATA EXCEPT FOR EXPEDITED SAES REPORTABLE TO REGULATORY AUTHORITIES)

•	ENTRY INTO SAE TRACKING TOOL AND QC

•	RECONCILIATION OF EVENT DATA

THE MA/PVG GROUP WILL SUBMIT TO BIOVEST ON A WEEKLY BASIS THE SAE TRACKING REPORT LISTING ALL SAES RECEIVED AND THE CURRENT STATUS OF THOSE SAES.

PPD’S MA/PVG GROUP WILL BE RESPONSIBLE FOR PREPARING SAE NARRATIVES FOR THE SAFETY DATABASE. THESE ARE DESCRIPTIVE NARRATIVES AND NOT INTENDED FOR INCLUSION IN THE FINAL STUDY REPORT.

THE SAE PER EVENT CHARGES INCLUDE RECONCILIATION OF THE SAFETY DATABASE. MEMBERS OF THE MA/PVG GROUP WILL WORK IN CONCERT WITH THE CLINICAL PROJECT TEAM AND DATA MANAGEMENT TEAM TO RECONCILE THE SAE DATABASE WITH THE CLINICAL DATABASE. THE RECONCILIATION WILL BE PERFORMED ONLY ON KEY DATA FIELDS AS DEFINED BY PPD SOPS. MA/PVG WILL RESPOND TO BIOVEST REQUESTS FOR FOLLOW-UP INFORMATION FOR A PERIOD OF THREE (3) WEEKS AFTER CLINICAL TRIAL DATABASE LOCK.

It has been assumed that the safety database will be transferred at the end of the study. Transfer specifications and setting up of transfer agreement will need to be determined prior to study closeout and costs will be provided at that time.

MA/PVG will prepare expedited safety reports for each reportable SAE, in the form of a MedWatch/CIOMS from the safety database and will provide to the client for review and approval. The costs for each report preparation is described in the budget and is for a per generation of report requiring submission to a regulatory agency.

MA/PVG has assumed that BioVest will be responsible for applicable searches and compilation of the analysis of similar events for incorporation into the expedited safety report. Should BioVest delegate this responsibility to MA/PVG the costs are defined in the budget, per reportable SAE.

Data Management & Programming

EMMES is responsible for the EDC system and Data Management activities on this study. The system has already been deployed for use, and will continue to be used for the remainder of the project. PPD has assumed that a vendor audit of the EMMES system has already been conducted. BioVest and PPD will decide whether an additional audit is needed.

The EMMES system is assumed to have been properly validated and tested for use. PPD’s Data Management and Clinical groups reserve the right to conduct further user testing on the EMMES system currently being used for this study. Additional testing may result findings that result in additional work on documentation or application modification that may result in additional cost. All additional needs will be thoroughly reviewed with BioVest to ensure that changes are needed before any additional activities take place.

EMMES will be responsible for all aspects of Data Management including, but not limited to, system development, maintenance, edit programming, query generation, status report creation and medical coding.

Biostatistics – Optional Service

TOTAL NUMBER OF TABLES - UNIQUE	10
TOTAL NUMBER OF TABLES - REPEAT	36
TOTAL NUMBER OF LISTINGS - UNIQUE	8
Total Number of Listings – Repeat	17
TOTAL NUMBER OF FIGURES - UNIQUE	2
Total Number of Figures – Repeat	4
IND Updates	None
Interim Analyses	2 (10 tables and 8 listings for each Interim Analysis)
Number of elapsed weeks for production of TLFs, after corresponding data transfer or lock.	Four

Biostatistics cost will not be changed as the workload remains the same if EDC (one vendor) is used for this trial.

A monthly management cost is included separately for time/effort dedicated for statistically overseeing the protocol and trial conduct, scientific and regulatory compliance input, coordinating data management plan, data quality checking and data transfer testing and integration, DSMB and interim analysis planning interactions, and regular meetings and calls for project status update, timeline and budget management.

Pricing will increase or decrease commensurate with changes in the analysis volume or the study complexities. PPD measures analysis volume as units of statistical deliverables such as statistical analysis plans, reports, tables, listings, and figures (TLFs).

For TLFs, PPD differentiates between unique and repeat units3, offering an approximate 67% price reduction on repeats relative to uniques. The number and types of TLFs needed for this study have been estimated based on the RFP information and PPD’s previous clinical trials experience. However, there is considerable variation as to the volume of TLFs that sponsors prefer, even for similar studies. Therefore, it is important to review these TLF counts to verify that they are commensurate with Biovest’s corporate standards and intentions for this study.

PPD measures Biostatistics study complexities with a set of factors which have proven valuable in estimating resourcing requirements. In particular, the unit pricing for deliverables will increase as the following complexity factors increase: faster production

[3]	A "unique" TLF is defined as one having a different layout of information in the body of the table. For example, an analysis of a categorical endpoint using a logistic regression model will be summarized differently from an analysis of a continuous response using an Analysis of Variance model. Unique tables require custom layout design, custom written specifications, custom programming, and custom quality review. In contrast, a "repeat" table uses the same table layout as another table, but may have different subtitles or footnotes, or use different subsets of data. Repeat table layouts typically use existing specifications and programming, but they still undergo full quality review and senior statistical review. As a result, the cost to prepare “repeat” tables is much less than the cost to prepare “unique” tables.

of tables, listings, and figures (TLFs) after data transfer, statistical modeling complexity, study duration, sources of data to integrate, number of unique CRFs, number of treatment groups, number of patient visits, number of patients, and number of centers.

PPD will provide up to three productions of TLFs for the final analysis. The first production is planned for the Data Review meeting (DRM), prior to database lock, using a mock treatment assignment. The second production is planned after database lock and unblinding. A third production is included, if needed.

Productions of TLFs faster than specified above may be feasible at additional costs and with sufficient advanced notice to schedule the necessary resources.

PPD will review workload volume and complexity for potential contract modification immediately following final Statistical Analysis Plan (SAP) delivery, after the DRM, and when any unplanned analysis requests arise. These will be immediately discussed with (Sponsor).

One draft version and one final version of the SAP text and shells are included in the standard resource plan. Additional drafts will be priced based on the degree of change required.

The SAP will include a shell, or template, for each TLF.

The proposed delivery time for the first draft is three months after finalization of the CRF.

The SAP needs to be completed before the specifications can be finalized and the programming can be initiated. PPD’s timeline allows three weeks for Biovest’s review of the draft SAP. Any revisions by PPD, and Biovest’s approval of the final version, are needed within three additional weeks. Biovest’s delay in approving the analysis plan may adversely affect the time for analysis production and may delay the finalization of analysis costs.

The proposed listings are domain listings, where like data appear together for all patients. Patient profiles, or profile listings, are not included but may be prepared at an additional cost.

Medical Writing

Integrated Clinical/Statistical Report	1 Draft Report 1 Final Report

Number of SAE Narratives	TBD ($251 per narrative)

Integrated Clinical and Statistical Reports

PPD will write a complete Integrated Clinical and Statistical Report (ICSR) for this Study, in accordance with BioVest specifications and current ICH E-3 guidelines. In initial preparation of the ICSR, prior to completion of the final analyses, PPD will create a report shell using the study protocol, the approved statistical analysis plan, and any other appropriate and available information.

When the final analysis results are available, PPD medical writers, biostatisticians, therapeutic experts and BioVest will interact to discuss the interpretation of the data and to begin development of the discussion section of the ICSR. PPD medical writers will incorporate the results into the shell and within four weeks provide a first draft report for review by BioVest. The draft report will be delivered to BioVest as a Microsoft Word® document.

Following initial review by BioVest, a round table discussion of the report is recommended. The goal of the round table is to achieve consensus on and ensure a complete understanding of BioVest’s comments prior to finalization of the ICSR. PPD requests all key reviewers at BioVest participate in the round table discussion. If a round table discussion is not held, BioVest must provide one set of collated comments to PPD for incorporation into the final ICSR. Within two weeks of the round table, or the receipt of comments by PPD, the final version of the ICSR will be generated and submitted to BioVest for approval. The final deliverable, including all appendices, will be provided on CD-ROM. Should paper copies of the ICSR be requested, additional pass through costs will be incurred.

All ICSRs written by PPD undergo a complete internal review by a Scientific and Technical Document Review Specialist, the project statistician, and the project physician prior to release to the BioVest. This review consists of an electronic comparison of format against the BioVest’s style guide/template, verification of compliance with ICH guidelines, a 100% comparison of in-text data against listings and tables, and a medical/scientific review of data interpretation.

In preparing this revised proposal, it was assumed that one draft of the ICSR would be provided to BioVest for review and comment. Additional review cycles will result in delays in finalization and increased costs. It was also assumed that review of the draft by BioVest will not exceed two weeks’ time. Any time beyond this period will result in an equal delay in finalization of the report. Should the final number of statistical tables and listings vary substantially from those presented in this proposal, additional costs may be incurred in the writing of the ICSR.

Patient Safety Narratives

For the purposes of this proposal, PPD has assumed that the Medical Writing department will prepare patient narratives for inclusion in the final report. PPD medical writers will write safety narratives for the final ICSR for all serious adverse events and events resulting in discontinuation of the study drug. PPD has assumed that Medical Writing will compose 375 patient narratives (a 100% SAE rate). If this assumption is in error, PPD will submit a revised budget.

A less expensive alternative exists for the Medical Writing department preparation of the patient narratives. The alternative is dependent upon the narrative template format. Further discussions with BioVest will be needed to determine the appropriate format and process for patient narratives. If a mutually agreeable alternative is reached, PPD will submit a revised budget.

The narratives will be written from data available in the statistical database, with the serious adverse event forms used as supporting documentation. All narratives will undergo medical and quality control reviews prior to release to BioVest.

Statement of Services

The table below identifies the specific responsibilities assigned to Sponsor/Third Party (✓) or PPD/Affiliate/Subcontractor (✓).

Task / Activity	BioVest	PPD
General: Transfer of Obligations	✓
A. Clinical Trial Applications
1. Prepare applications (IND/IDE or CTX/CTA sections)	✓
2. Review applications (IND/IDE or CTX/CTA)	✓
3. Submit applications (IND/IDE or CTX/CTA) to Regulatory Agencies	✓
4. Prepare Investigator Brochure	✓
B. Protocol
1. Design study	✓
2. Write protocol	✓
3. Approve protocol	✓
4. Write protocol Amendment	✓
5. Approve protocol Amendment	✓
6. Translate Protocol or protocol summary (if required)	✓
7. Prepare template Informed Consent	✓
C. Case Report Form (CRF)
1. Design and draft CRFs (EDC screen)	✓
2. Finalize (Approve) CRFs (EDC screen)	✓
3. Translate CRFs (EDC screen)	✓
4. Print and bind CRFs (EDC screen)	✓
5. Design and draft patient diaries	✓
6. Finalize patient diaries	N/A
7. Translate patient diaries	N/A
8. Print patient diaries	N/A
9. Install EDC to sites	N/A
10. Write EDC instruction guide	N/A
11. Write patient instruction guide	✓
12. Distribute patient diaries to site	N/A
D. Site/Investigator/Local labs Identification and Qualification
1. Conduct feasibility study	✓
2. Develop list of potential sites	✓	✓
3. Conduct site qualification visits		✓
4. Select study sites and investigators	✓	✓
E. Pre-Study Activities
1. Collect regulatory documents (e.g. CVs, IRB approval, FDA 1572 if applicable)		✓
2. Negotiate contract with sites		✓
3. Negotiate investigator grants, LOA, LOI		✓
4. Prepare investigator contract	✓
5. Prepare indemnification/liability statement	✓
6. Prepare/provide insurance certificates	✓
7. Review and evaluate for completeness all elements of informed consent for all sites		✓

Task / Activity	BioVest	PPD
8. Obtain IRB/IEC approval		✓
9. Identify central laboratory	N/A		N/A
10. Contract with central laboratory	N/A		N/A
11. Contract with Bioanalytical Laboratory (for drug and/or metabolite assay). Applies to Pharmacokinetic Studies	N/A		N/A
12. Set up project tracking system			✓
13. Prepare of the investigator’s file/center dossier			✓
14. Regulatory Compliance Review to initiate study site			✓
F. Study Documentation Management
1. Develop study guidelines/practical modalities			✓
2. Develop study forms			✓
3. Print Protocol, Investigator Brochure, guidelines, forms, practical modalities			✓
4. Distribute Protocol, Investigator Brochure, guidelines, forms, practical modalities			✓
G. Test Article Management
1. Supply study drug and comparator agent	✓
2. Package study drug and comparator agent	✓
3. Label study drug and comparator agent	✓
4. Obtain import license	N/A		N/A
5. Store study drug and comparator agent			✓
6. Distribute study drug and comparator agent			✓
7. Develop drug and comparator agent accountability log			✓
8. Manage drug and comparator agent accountability records			✓
9. Return unused supplies/study vaccine/comparator/concomitant meds to BioVest			✓
10. Destroy study vaccine/comparator/concomitant meds	N/A		N/A
H. Randomization Services
1. Manage randomization scheme			✓
2. Provide central attended/computerized randomization (IVR – touch-tone system) service			✓
3. Provide at-site randomization envelopes/code	Emmes
I. Investigators’ Meeting(s)
1. Plan investigators’ meeting(s)	✓
2. Prepare start-up information binders	✓
3. Approve start-up information binders	✓
4. Conduct investigators’ meeting(s)	✓
5. Attend (Present at) investigators’ meeting	✓
6. Provide written minutes of the investigators’ meeting(s)	✓
J. Study Initiation
1. Conduct site initiation visits			✓
2. Provide/Review source documents – CRFs, drug records, etc.			✓
3. Provide training of site personnel including training updates as needed			✓
K. Patient Recruitment
1. Develop and execute advertising plan	✓		✓
2. Refer potential patients to sites			✓

Task / Activity	BioVest	PPD
L. Project Management
1. Provide weekly/monthly updates		✓
2. Contribute study information for quarterly newsletter	✓	✓
3. Produce and distribute quarterly newsletter to sites		✓
4. Coordinate with central laboratory	N/A	N/A
5. Contract with facility capable of storing blood/tissue samples	✓
6. Identify and potentially contract with, a central radiology vendor	✓
7. Coordinate with bioanalytical laboratory	N/A	N/A
8. Administer investigator/local labs payments		✓
9. Pay Investigators		✓
10. Develop/maintain protocol deviation database		✓
11. Train the project team	✓	✓
12. Attend and follow up Client Meetings		✓
13. Team Meetings and Teleconferences	✓	✓
14. Pay central laboratory	N/A	N/A
15. Sponsor Archiving	✓
M. On-Site Monitoring
1. Conduct interim on-site monitoring visits		✓
2. Review and verification of 100% of available source documentation on 100% of the CRFs		✓
3. Review drug records		✓
4. Verify investigators’ compliance with protocol and regulatory requirements		✓
5. Obtain corrections to CRFs/query resolution		✓
6. Maintain site training of personnel		✓
7. Provide written site monitoring reports		✓
N. Specimen Management
1. Manage on site samples		✓
2. Organize specimens removals/shipments		✓
3. Forecast/Schedule specimens removals/shipments		✓
O. Close Out Activities
1. Conduct close out visits		✓
2. Perform post study drug/device accountability		✓
3. Arrange/Ensure investigators documents archiving		✓
4. Communication of study results to investigators		✓
5. Provide written site closeout reports		✓

Task / Activity	BioVest	PPD
P. Site Management
1. Maintain log of clinical questions		✓
2. Maintain log of questions regarding CRFs/logistics		✓
3. Participate in scheduled conference calls		✓
4. Provide document control of CRFs – log, track, archive		✓
5. Perform clinical review of CRFs		✓
6. Maintain regular contact with sites		✓
7. Perform records management		✓
8. Translation of official/study documents		✓
Q. Data Management Set Up
1. Design database (EDC)		EMMES
2. Create database/data entry system (EDC)		EMMES
3. Validate database/data entry system (EDC)		EMMES
4. Define data cleaning system (DVM)		✓ - EMMES
5. Develop data cleaning system		✓ - EMMES
6. Validate data cleaning system	✓ - EMMES	✓
R. Data Management
1. Query generation		EMMES
2. Adverse event coding		EMMES
3. Medical History coding		EMMES
4. Concomitant Medication coding		EMMES
5. Individual data listing(s)		EMMES
6. SAE Form- CRF SAE reconciliation		EMMES
7. Electronic lab data loading		EMMES
8. Perform database QC check		EMMES
9. Database lock		EMMES
S. Database Transfers
1. Format data according to BioVest format (SAS datasets)		EMMES
2. Test data transfer		EMMES
3. Interim data transfer(s) Number: 2		EMMES
4. Final data transfer		EMMES
T. Statistical Analysis
1. Provide statistical considerations for protocol	✓
2. Provide analysis plan ( including tables, listings and figures shells)		✓
3. Approve analysis plan (including tables, listings and figures shells)	✓
4. Produce and validate tables, listings and figures		✓
5. Provide interim analysis(es) Number: 2 included		✓
6. Provide statistical sections of study report		✓
U. Medical Writing
1. Provide draft study report(s)		✓
2. Provide final study report(s)		✓
3. Approve study report(s)		✓
4. Retain final electronic data		✓
5. Retain final electronic study reports		✓

Task / Activity	BioVest	PPD
V. Quality Assurance
1. Conduct Study Master File Audits		✓
2. Audit/inspection preparation		✓
3. Conduct GCP investigator site/labs audit(s)	N/A	N/A
4. Conduct investigator site/labs audit(s) 10% of sites (3 projected)		✓
W. Ongoing Regulatory Activities
1. Prepare submissions (e.g. IND) amendments	✓
2. Prepare Regulatory (e.g. IND) annual report	✓	✓
3. Prepare and compile	N/A	N/A
4. Archive final study documents	✓
5. Arrange and conduct Regulatory agency meetings	✓
X. Safety
1. Setup SAE plan		✓
2. Receive SAE reports from investigator sites		✓
3. Investigate and complete SAE information		✓
4. Processing SAEs		✓
5. Setup SAE database		✓
6. Assign adverse event causality		✓
7. Maintain unblinding responsibility	✓	✓
8. Write SAE patient narratives		✓
9. Record and process SAEs		✓
10. Code SAEs		✓
11. Report SAEs to regulatory agency		✓
12. Report SAEs to sites/IRB		✓
13. Perform SAEs reconciliation		✓
14. Provide Periodic reports SAEs listings (frequency)		✓
15. Transfer final SAE database		✓
16. Establish and maintain 24 hour SAE coverage		✓

Budget

Description	Driver	# of units	Direct Unit Price	Total Direct	Total Pass- Throughs	Total Costs
Clinical
Write Study Procedures Manual	per study	1.00	$7,389	$7,389	$0	$7,389
Negotiation of Investigator Contracts	per site	25.00	$1,364	$34,088	$0	$34,088
IRB Coordination	per site	25.00	$884	$22,093	$25,650	$47,743
Site Qualification Visits	per site	25.00	$1,735	$43,368	$14,000	$57,368
Regulatory Document Collection	per site	25.00	$1,504	$37,609	$0	$37,609
Review/Evaluate Informed Consents	per site	25.00	$690	$17,248	$0	$17,248
Central Lab - WorldCare Centralized Reader	per patient	540.00	$0	$0	$0	$0
Plan/Attend Investigators Meeting	per mtg	1.00	$12,705	$12,705	$2,000	$14,705
Site Initiation Visits	per site	25.00	$1,970	$49,253	$25,000	$74,253
Interim Monitoring Visits	per visit	175.00	$3,618	$633,133	$262,500	$895,633
Close-Out Visits	per site	25.00	$2,441	$61,023	$25,000	$86,023
In-House CRF Review	per patient	540.00	$59	$31,779	$0	$31,779
Query Resolution	per patient	540.00	$146	$78,705	$0	$78,705

Description	Driver	# of units	Direct Unit Price	Total Direct	Total Pass- Throughs	Total Costs
Investigator File Setup and Maintenance	per site	25.00	$1,919	$47,981	$0	$47,981
SAE Brief Review and Forward to BioVest	per event	375	$118	$44,138	$0	$44,138
Quality Assurance - Site Audits	per audit	3	$7,576	$22,727	$4,452	$27,180
5.09
Site Management	per site per month	975.00	$497	$484,527	$0	$484,527
32%
Project Management	per month	43.00	$26,676	$1,147,062	$12,600	$1,159,662
Clinical Subtotal	$2,774,898	$(75)		$2,774,824	$371,202	$3,146,026
Medical Management
Study StartUp	per study	1	$16,865	$16,865	$0	$16,865
Medical Mgmt	per month	43	$7,216	$310,306	$0	$310,306
SAE Monitoring	per SAE	TBD	$1,648	$0	$0	$0
Safety Database Entry	per SAE	TBD	inc in SAE monitoring	$0	$0	$0

Description	Driver	# of units	Direct Unit Price	Total Direct	Total Pass- Throughs	Total Costs
Analysis of Similar Event	per event	TBD	$463.65	$0	$0	$0
Expedited Report Preparation	per report	TBD	$179.99	$0	$0	$0
Medical Management Subtotal	$327,171	$0		$327,171	$0	$327,171
Data Management
CRF Design	per study	1	$0	$0	$0	$0
Setup Database	per study	1	$0	$0	$0	$0
Maintain Database	per month	0	$0	$0	$0	$0
Data Entry	per page	0	$0.00	$0	$0	$0
Document Management	per CRF	540	$0.00	$0	$0	$0
Data Review and Clean-up	per page	0	$0.00	$0	$0	$0
Import External Data	per import	1	$0	$0	$0	$0
Transfer Database	per transfer	0	$0	$0	$0	$0
Project Management	per month	0	$0	$0	$0	$0
Clinical Data Quality Audits	per patient	72	$0	$0	$0	$0
EDC Vendor Costs	per study	1		$0	$673,314	$673,314
EDC Vendor Audit	per vendor	1	$5,684	$5,684	$1,700	$7,384
Data Management Subtotal	$5,684	$0		$5,684	$675,014	$680,698

Description	Driver	# of units	Direct Unit Price	Total Direct	Total Pass- Throughs	Total Costs
Biostatistics
Protocol review	per protocol	1	$6,601	$6,601	$0	$6,601
Randomization Plan	per protocol	1	$0	$0	$0	$0
Interim Statistical Analysis	per analysis	3	$12,795	$38,386	$0	$38,386
Final Statistical Analysis (Tables, Listings, Figures)	per analysis	1	$87,937	$87,937	$0	$87,937
Analysis plans	per plan	1	$24,068	$24,068	$0	$24,068
Final CSR	per report	1	$16,232	$16,232	$0	$16,232
Monthly Management	per month	43	$1,785	$76,768	$0	$76,768
Biostatistics Subtotal	$249,969	$23		$249,992	$0	$249,992
Medical Writing
Patient Narratives	per narrative	TBD	$251	$0	$0	$0
Final Study Report	per report	1	$53,567	$53,567	$0	$53,567
Medical Writing Subtotal	$53,567	$0		$53,567	$0	$53,567
Clinical Supplies Management
Clinical Supplies Management	per month	43	3461	$148,807	$0	$148,807

Description	Driver	# of units	Direct Unit Price	Total Direct	Total Pass- Throughs	Total Costs
Setup/Inventory				$0	$0	$0
Receipt of TA				$0	$0	$0
Label Text Translations				$0	$0	$0
Packaging & Labeling				$0	$0	$0
Labels				$0	$0	$0
Distribution-refrigerated				$0	$0	$0
Distribution-frozen				$0	$0	$0
Supplies - Temp Chart recorders				$0	$0	$0
Destruction				$0	$0	$0
Storage -20 degrees C				$0	$0	$0
Storage 2 - 8 degrees C				$0	$0	$0
Return Acct/Inv				$0	$0	$0
Clinical Supplies Management Subtotal	$148,807	$0		$148,807	$0	$148,807
IVRS
Randomization				$0	$0	$0
IVRS Subtotal	$0	$0		$0	$0	$0
Total Cost				$3,560,045	$1,046,216	$4,606,261

EXHIBIT B

PAYMENT SCHEDULE

Payment Schedule

Biovest International

Non-Hodgkins Lymphoma / 00-C0050BV301

Direct Costs:

Execution of LOI	$200,000
Execution of Contract	$400,000
Monthly:
Monthly Maintenance Fee Starting September-2004 $80,000 for 6.00 Months	$480,000
Monthly Maintenance Fee Starting March-2005 $53,000 for 30.00 Months	$1,590,000
Milestones:
Clinical:
25% Monitoring Visits Completed	$160,000
50% Monitoring Visits Completed	$160,000
75% Monitoring Visits Completed	$160,000
100% Monitoring Visits Completed	$160,000
All Sites Closed-out	$65,044
Biostatistics:
Draft Analysis Plan	$15,000
Final Analysis Plan	$20,000
Draft Tables & Listings	$50,000
Final Tables & Listings	$50,000
Medical Writing:
Draft Study Report	$25,000
Final Study Report	$25,000

Total Direct Costs	$3,560,044

Pass Through Costs:

Emmes EDC Pass Through Cost due at execution of agreement*	$200,000
Emmes EDC Pass Through Cost due in advance of payout to Emmes*	$473,314

Total Estimated Emmes EDC Pass Through Cost	$673,314
Remaining pass through amounts will be billed monthly at actual costs	$372,903

Total Pass Through Costs	$1,046,217

Project Grand Total	$4,606,261

*	PPD will not release payments to Emmes until sponsor has remitted the applicable amount. PPD will invoice in such a manner to maintain an escrow balance of $50,000. The amount due at execution will be reduced by amounts previously invoiced prior to execution of contract.
**	In the event that the study is delayed or put on hold for a period of greater than 30 days, PPD will invoice sponsor on a pro-rated basis for all milestones that are partially completed.
***	SAEs will be invoiced on a per event basis in the amount of $1,648. Each SAE analysis of a similar event will be invoiced at $464 per event and expedited report preparation will be invoiced at $180 per report.